Exhibit (h)(1)(a)(xxxiv)

AMENDMENT TO
AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 26th day of October, 2021, by and among The MainStay Funds, a Massachusetts business trust, and MainStay VP Funds Trust and MainStay Funds Trust, each a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Jersey City, New Jersey 07302 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement to:

a. update the Transfer Agency Fee Schedule to reflect the cost of living adjustment to the transfer agency fees effective January 1, 2021, as approved by the MainStay Group of Funds Board of Trustees' at meetings held on June 16, 2021 and June 22-23, 2021.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President and Principal Executive
Officer

MAINSTAY FUNDS TRUST

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President and Principal Executive
Officer

MAINSTAY VP FUNDS TRUST

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President and Principal Executive
Officer

NYLIM SERVICE COMPANY LLC

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	President

SCHEDULE A
Effective Date: October 26, 2021
(unless otherwise indicated)

The MainStay Funds
MainStay Candriam Emerging Markets Debt Fund
MainStay Income Builder Fund
MainStay MacKay Convertible Fund
MainStay MacKay High Yield Corporate Bond Fund
MainStay MacKay International Equity Fund
MainStay MacKay Strategic Bond Fund
MainStay MacKay Tax Free Bond Fund
MainStay MacKay U.S. Infrastructure Bond Fund
MainStay Money Market Fund
MainStay Winslow Large Cap Growth Fund
MainStay WMC Enduring Capital Fund
MainStay WMC Value Fund

MainStay VP Funds Trust
all currently available VP Portfolios

MainStay Funds Trust
MainStay Balanced Fund
MainStay Candriam Emerging Markets Equity Fund
MainStay CBRE Global Infrastructure Fund
MainStay CBRE Real Estate Fund
MainStay Conservative Allocation Fund
MainStay Conservative ETF Allocation Fund
MainStay Defensive ETF Allocation Fund
MainStay Cushing MLP Premier Fund
MainStay Epoch Capital Growth Fund
MainStay Epoch Global Equity Yield Fund
MainStay Epoch International Choice Fund
MainStay Epoch U.S. Equity Yield Fund
MainStay Equity Allocation Fund
MainStay Equity ETF Allocation Fund
MainStay ESG Multi-Asset Allocation Fund
MainStay Floating Rate Fund
MainStay Growth Allocation Fund
MainStay MacKay California Tax Free Opportunities Fund
MainStay MacKay High Yield Municipal Bond Fund
MainStay MacKay New York Tax Free Opportunities Fund
MainStay MacKay S&P 500 Index Fund
MainStay MacKay Short Duration High Yield Fund
MainStay MacKay Short Term Municipal Fund
MainStay MacKay Strategic Municipal Allocation Fund
(name change effective November 30, 2021 – formerly MainStay MacKay
Intermediate Tax Free Bond Fund)
MainStay MacKay Total Return Bond Fund
MainStay Moderate Allocation Fund
MainStay Moderate ETF Allocation Fund
MainStay Short Term Bond Fund
MainStay U.S. Government Liquidity Fund
MainStay WMC Growth Fund
MainStay WMC International Research Equity Fund
MainStay WMC Small Companies Fund